Exhibit 10

CORUS BANKSHARES, INC.
Equity Award and Incentive Plan
(As Amended)

ARTICLE 1.
ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

          1.1          Establishment of the Plan.  Corus Bankshares, Inc. (hereinafter referred to as the “Company”), has established the “Corus Bankshares, Inc. Equity Award and Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document.  Prior to April 23, 2007, the Plan was known as the “Corus Bankshares, Inc. 2006 Stock Option Plan.”  The Plan permits the grant of nonqualified stock options, stock appreciation rights, stock awards and cash incentive awards (as described below) to Key Employees.  The Plan became effective as of April 18, 2006 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 herein.  The first amendment of the Plan (the “First Amendment”) was adopted by the Company on February 13, 2007 (the “First Amendment Date”), and any Awards that could not be granted in the absence of the First Amendment shall not be exercisable or payable to a Participant prior to shareholder approval of the First Amendment; and if such shareholder approval is not obtained within twelve (12) months after the First Amendment Date, the First Amendment and such Awards shall be of no force and effect and such Awards shall be canceled.  Except as otherwise expressly provided by the Committee, any Awards granted under the Plan prior to the First Amendment Date shall be subject to the terms of the Plan as in effect prior to such amendment.

          1.2          Purpose of the Plan.  The purpose of the Plan is to promote the success of the Company by providing incentives to Key Employees that will link their personal interests to the long-term financial success of the Company and to the growth in shareholder value.  The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

          1.3          Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1. herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 12, until all Stock subject to it shall have been purchased or acquired according to the provisions herein.  However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan’s Effective Date.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

          2.1          Definitions.  Except as otherwise provided by the Committee, the following terms in the Plan shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a)          “Affiliate” of the Company means any Person or entity that controls, is controlled by or is under common control with the Company.  For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          (b)          “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards and Cash Incentive Awards.

          (c)          “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          (d)          “Board” or “Board of Directors” means the Board of Directors of the Company.

          (e)          “Change in Control” shall occur on the date on which any Person other than:

(i) a trustee or other fiduciary of securities held under an employee benefit plan of the Company;

(ii) a corporation, partnership, or trust owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company;

(iii) any Person who is a beneficial owner of 5% or more of the total voting power of the Company’s outstanding stock on the date hereof;

(iv) any charitable foundation; or

(v) any Person obtaining an ownership interest by reason of a gift, devise or inheritance is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 50% or more of the total voting power of the Company’s then outstanding stock.  A Change in Control shall also include: (1) any sale, transfer, or disposal of all or substantially all of the assets of the Company; or (2) any merger, consolidation, or other combination of the Company other than: (a) a combination with an Affiliate of the Company; or (b) a combination with any non-Affiliated company where the Company is the surviving business entity after said combination.  In the event of an ambiguity as to whether a Change in Control has occurred, the Committee, in its sole and absolute discretion, may make a determination whether a Change in Control has taken place.  The Committee has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction.  The Participant shall be deemed “part of a purchasing group...” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant, directly or indirectly, in the purchasing company or group (except for an equity interest in the purchasing company or group of less than 10% of any class of such equity).

          (f)          “Cause” means:

             (i)          the willful and continued failure by the Participant to substantially perform his duties to the Company or its Affiliates within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the Company’s Chief Executive Officer, which demand specifically identifies the manner in which the Chief Executive Officer believes that the Participant has not substantially performed his duties;

(ii) the Participant’s engaging in a criminal act related to his employment for which he is convicted;

(iii) the removal of the Participant from his position with the Company or any of its Affiliates by bank regulators; or

             (iv)       the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or the engaging by the Participant in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Board, the Participant’s credibility and reputation no longer conform to the standard of the Company’s employees.

For purposes of this Plan, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and its Affiliates.

          (g)          “Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (h)          “Committee” means the committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

          (i)          “Company” means Corus Bankshares, Inc., a bank holding corporation or any successor thereto as provided in Article 15 herein.

          (j)          “Disability” shall be considered to exist for a Participant during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties to the Company; provided, however, that the Participant shall not be considered to have a “Disability” unless (i) for a period of no less than 120 consecutive days, the Participant, as a result of a physical or mental disability, is incapable, after reasonable accommodation, of performing any essential functions of the Participant’s duties; and (ii) at the Participant’s termination of employment, the Participant will immediately begin receiving long term disability benefits totaling no less than 60% of the Participant’s salary (as such was immediately prior to termination) under the Company’s long-term disability plan or another arrangement providing substantially similar benefits.  In the event of a dispute as to whether the Participant has a Disability, the Company may refer the same to a licensed practicing physician mutually agreeable to the Company and Participant, and the Participant agrees to submit to such tests and examinations as such physician shall deem appropriate.

          (k)          “Fair Market Value” on a specified date means the closing price at which a Share is listed if listed as a national market security on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”) or on a national securities exchange on which Shares are primarily traded, or the average of the bid and asked closing prices at which a Share is traded on the over-the-counter market on that date, as reported on the NASDAQ; but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

          (l)          “Key Employee” means an employee of the Company or one of its Subsidiaries, including an employee who is an officer or a director of the Company or one of its Subsidiaries, who, in the opinion of members of the Committee, can contribute significantly to the growth and profitability of the Company.  “Key Employee” also may include those employees, identified by the Committee, in situations concerning extraordinary performance, promotion, retention, or recruitment.  The Committee may consider employees that a Company officer has recommended to the Committee to be Key Employees.  The granting of an Award under this Plan shall be deemed a determination by the Committee that such employee is a Key Employee.

          (m)          “Nonqualified Stock Option” or “NSO” means an Option that is not intended to be an “incentive stock option” within the meaning of section 422(b) of the Code.

          (m-1)       “Non-Vested Shares” is defined in Section 8.11(b).

          (n)          “Option” means the right to purchase Shares at an Exercise Price established by the Committee, subject to the terms and conditions of the Plan (including but not limited to Section 6.12) and of the relevant Option agreement.  All Options granted under the Plan shall be Nonqualified Stock Options.

          (o)          “Participant” means a Key Employee of the Company who has been granted an Award under the Plan.

          (o-1)       “Performance-Based Compensation” shall have the meaning ascribed to it under Code Section 162(m) and the regulations thereunder.

          (o-2)       “Performance Measures” shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures or any combination thereof:  stock price, market share, total return to stockholder, dividends, cash position, net income, economic profit, earnings, earnings growth, earnings per share, net income per share, net interest margin, net investment income, non-interest income as percent of total income, non-interest income growth, expense or cost levels, efficiency ratio, productivity ratios, credit quality, loan growth, losses, loss containment,  deposit growth, assets, return on assets, equity, return on equity, and employee turnover.  Each goal may be expressed on an absolute and/or relative basis or may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and may (but need not) provide for adjustments for restructurings, extraordinary, and other unusual, non-recurring, or similar charges.

          (p)          “Period of Restriction” means the period during which the transfer of Shares subject to Stock Awards is restricted and the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8 herein.

          (q)          “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d).

          (r)          “Plan” means the Corus Bankshares, Inc. Equity Award and Incentive Plan (formerly named the Corus Bankshares, Inc. 2006 Stock Option Plan), as herein described.

          (s)          “Restricted Stock” means Stock granted to a Participant pursuant to a Stock Award under Article 8 herein, with such Shares or right to future delivery of such Shares subject to a substantial risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

          (t)          “Stock” or “Shares” means the common stock of the Company.

          (u)          “Stock Appreciation Right” and “SAR” mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

          (u-1)       “Stock Award” is defined in Section 8.1.

          (v)          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.2          Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          2.3          Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          2.4          Electronic Documentation and Notification.  Documentation and notification under the Plan shall include and be satisfied by electronic forms of documentation and notification.

ARTICLE 3.
ADMINISTRATION

          3.1          The Committee.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee, which shall consist of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.  Each member of the Committee shall be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Code Section 162(m) and the regulations thereunder.

          3.2          Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to make all other determinations that may be necessary or advisable for the administration of the Plan; to accelerate the exercisability of any Award or the end of a Period of Restriction or the termination of any Award Agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 12 herein) to amend the terms and conditions of any outstanding Option, SAR, Stock Award or Cash Incentive Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  Notwithstanding the foregoing, no action of the Committee may, without the consent of the Person or Persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of such Person or Persons, unless such action is necessary to ensure that Section 409A of the Code does not apply to the Plan.

          3.3          Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees (including officers and directors who are employees) as may be selected by it, in its discretion and to determine the time or times of receipt, to determine the types of Awards, and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and all other terms, conditions and provisions of such Awards. The Committee shall select Participants from among those whom it has identified as being Key Employees.  The Committee may consider employees that a Company officer has recommended to the Committee to be Key Employees.  Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors or by the shareholders of the Company shall constitute the granting of an Award under the Plan.

          3.4          Decisions Binding. All interpretations, determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, shareholders, employees, Participants and their estates and beneficiaries.

          3.5          Delegation of Certain Responsibilities.  Subject to the following sentences, the Committee may delegate to appropriate officers of the Company the administration of the Plan under this Article 3.  Notwithstanding the preceding sentence or any other provisions in the Plan, the Committee shall in no event possess the ability to delegate (a) its authority to correct errors, omissions or inconsistencies in the Plan, or (b) any other authority to the extent such delegation would be prohibited by applicable law or the applicable rules of a stock exchange or market, or would be inconsistent with the requirements of Rule 16b-3 of the Exchange Act or the regulations issued under Code Section 162(m) relating to performance-based compensation in such a way as to cause any Options, SARs, Stock Awards or Cash Incentive Awards intended to be Performance-Based Compensation to be subject to the limitations of Code Section 162(m) on deductible compensation.  All authority delegated by the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.  Such delegation may be revoked by the Committee at any time.

          3.6          Procedures of the Committee.  All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present.  A majority of the entire Committee shall constitute a quorum for the transaction of business.  Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.  Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification (as provided in Article 14 herein), and limitation of liability and reimbursement with respect to their services as members of the Committee to the same extent as for services as directors of the Company.

          3.7          Award Agreements.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe, which need not be the same in all cases.  The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee.  Such document is referred to in the Plan as an “Award Agreement.”  The Committee may approve a standard form of Award Agreement for each type of Award that shall be used for all such Awards, unless the Committee provides otherwise at the time of grant.  A copy of a Participant’s Award Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document and deliver it to the Company.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan.

          3.8          Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other Person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Company shall require.

          3.9          Information to be Furnished to the Committee.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all Persons unless determined to be incorrect.  Participants and other Persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 4.
STOCK SUBJECT TO THE PLAN

          4.1        The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued.

          4.2        Subject to the following provisions of this subsection 4.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 3,000,000 Shares.

           (a)       To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, expires or is canceled, or the Shares are not delivered (including, without limitation, by reason of the Award being settled in cash or by reason of Shares being retained by the Company to satisfy tax withholding obligations), such Shares shall nevertheless be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

           (b)      If the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation) in accordance with section 6.6(b), the total number of Shares issued shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.  Shares issued pursuant to section 7.4 (relating to SARs settled by the delivery of Shares in lieu of a cash payment) shall also be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(c) Subject to paragraph 4.2(d), the following additional maximums are imposed under the Plan.

          (i)        The maximum number of Shares that may be covered by Awards granted to any one individual pursuant to Article 6 and Article 7 (relating to Options and SARs) shall be 500,000 Shares during any one calendar-year period.  To the extent required by Section 162(m) of the Code and so long as 162(m) is applicable to Persons eligible to participate in the Plan, Shares of Stock subject to the foregoing limit with respect to which the related Award is forfeited, expires, or is canceled shall not again be available for grant under this limit.

(ii) The maximum number of Shares that may be issued in conjunction with Awards granted pursuant to Article 8 (relating to Stock Awards) shall be 600,000 Shares.

           (iii)     For Stock Awards that are intended to be Performance-Based Compensation, no more than 75,000 shares of Stock may be delivered to any one Participant for performance periods beginning in any one calendar year, regardless of whether the applicable performance period during which the Stock Award is earned ends in the same year in which it begins or in a later calendar year; provided that Stock Awards described in this paragraph (iii) that are intended to be Performance-Based Compensation shall be subject to the following:

(A) If a Stock Award is denominated in Stock but is settled in an equivalent amount of cash, the foregoing limit shall be applied as though the Award was settled in Stock.

           (B)          If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

          (iv)     For Cash Incentive Awards that are intended to be Performance-Based Compensation, no more than $5,000,000 may be paid to any one Participant for performance periods beginning in any one calendar year, regardless of whether the applicable performance period during which the Award is earned ends in the same year in which it begins or in a later calendar year; provided that Cash Incentive Awards described in this paragraph (iv) that are intended to be Performance-Based Compensation shall be subject to the following:

          (A)          If a Cash Incentive Award is denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied as though the Award was settled in cash.

          (B)          If delivery of Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

          (d)       Adjustments in Authorized Shares.  In the event of any merger, reorganization, split-up, spin-off, consolidation, recapitalization, separation, liquidation, extraordinary cash dividend, Stock dividend, Stock split, share combination, exchange of shares, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of Shares which may be granted and delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs and Stock Awards granted under the Plan to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number. An adjustment may include, without limitation: (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the exercise price; and (iii) any other type of adjustment as may be determined to be appropriate and equitable by the Committee, in its sole discretion.

(e) Stock Dividend. The limits on the number of shares set forth in this subsection 4.2 reflects the adjustment for the stock dividend that was effective May 18, 2006.

          4.3       General Restrictions.  Delivery of Shares or other amounts under the Plan shall be subject to the following:

          (a)        Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b)        In the discretion of the Committee, the grant of shares pursuant to an Award may be effected by the issuance of a single certificate to reflect the full amount of the Award, or by the issuance of multiple certificates representing portions of the Award.  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market, unless the Committee provides otherwise.

          4.4       Grant and Use of Awards.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant.  Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).  Notwithstanding the provisions of Sections 6.3 and 7.3, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the Award.

          4.5       Settlement and Payments.  Awards that are to be settled through the delivery of Shares may, in the discretion of the Committee, be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine.  Awards that are to be settled through the payment of cash may, in the discretion of the Committee, be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine.  Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

ARTICLE 5.
ELIGIBILITY AND PARTICIPATION

          5.1       Eligibility.  Persons eligible to participate in this Plan include all employees of the Company or a Subsidiary who, in the opinion of members of the Committee, are Key Employees. The Committee may consider employees that a Company officer has recommended to the Committee to be Key Employees.   “Key Employees” may include employees who are members of the Board, but may not include directors who are not full-time employees.

          5.2       Actual Participation.  Subject to the provisions of the Plan, the Committee may from time to time select from Key Employees, those to whom Awards shall be granted and determine the nature and amount of each Award, and thereby become “Participants” in the Plan.  The Committee may consider the recommendations of a Company officer.  No employee shall have any right to be granted an Award under this Plan.

ARTICLE 6.
STOCK OPTIONS

          6.1       Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at anytime and from time to time as shall be determined by the Committee.  Subject to Article 4, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant.  All Options granted under the Plan shall be Nonqualified Stock Options.

          6.2       Option Agreement.  Each Option grant shall be evidenced by an Award Agreement pursuant to section 3.7 of the Plan that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other terms and provisions as the Committee shall determine.

          6.3       Exercise Price.  The “Exercise Price” of each Option and SAR granted under this Article 6 and Article 7 shall be 100% of the Fair Market Value of a Share on the date of grant (or, if greater, the par value of a share of Stock), unless the Committee specifies a higher Exercise Price at the time that the Option or SAR is granted.

          Except for adjustments pursuant to paragraph 4.2(d) (relating to the adjustment of shares), the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price.

          6.4       Duration of Options.  Each Option shall expire upon the tenth (10th) anniversary date of its grant unless the Committee specifies otherwise at the time of grant.

          6.5       Exercise of Options.  Options granted under the Plan shall be exercisable, on such terms and conditions and during such periods specified in an Award Agreement, which need not be the same for all Participants.

          6.6       Payment.  Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Shares, subject to the following:

          (a)          Subject to the following provisions of this Section 6.6, the full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in paragraph (c), payment may be made as soon as practicable after the exercise).

           (b)          Subject to applicable law, the Exercise Price shall be payable in cash or, at the Participant’s election, by tendering, by either actual delivery of Shares or by attestation, Shares valued at Fair Market Value as of the day of exercise, or, at the Participant’s election, in any combination of cash and Shares thereof; provided that payments made with Shares in accordance with this paragraph (b) shall be limited to Shares held by the Participant for not less than six months prior to the payment date.  Such elections must be made by a Participant on or prior to the date of exercise.  The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under the Plan that the right to make elections shall not apply to such Awards.

           (c)          Subject to applicable law, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

          The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

          6.7       Restrictions on Stock Transferability.  The Committee shall impose such restrictions on any Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Stock is then listed and under any blue sky or state securities laws applicable to such Shares.

          6.8       Termination of Employment Due to Death or Disability.  Except as otherwise provided by the Committee, in the event the employment of a Participant is terminated by reason of death, any outstanding Options shall become 100% vested and immediately exercisable at any time prior to the expiration date of the Options or within one year after such date of termination of employment, whichever period is shorter, by such Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.  Except as otherwise provided by the Committee, in the event the employment of a Participant is terminated by reason of Disability, any outstanding Options shall become 100% vested and immediately exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter.

          6.9       Termination of Employment for Other Reasons.  If the employment of a Participant shall terminate for any reason other than death, Disability or for Cause, all outstanding Options that have not become vested and exercisable as of his date of termination shall terminate immediately on that date.  All outstanding Options that have become vested and exercisable as of his date of termination shall terminate one month after such date of termination.  In its sole discretion, the Committee may extend the exercisability of any outstanding Option that was vested and exercisable as of his date of termination for up to 90 days, but in no event beyond the expiration date of the Option.

          If the employment of a Participant shall terminate for Cause, rights under all outstanding Options shall be immediately terminated upon termination of employment.

          6.10     Nontransferability of Options.  Except as otherwise provided by the Committee in the applicable Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant only by the Participant or during the period that the Participant is under a legal disability by the Participant’s guardian or legal representative.

          6.11     Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an Option (including without limitation the right of the Committee to limit the time of exercise to specified periods) as may be necessary to satisfy the requirements of Rule 16b-3.

          6.12     Form of Settlement.  As soon as practicable, after receipt of written notification and payment, the exercise of Options shall be settled by the delivery of the appropriate number of Shares to the Participant (or its designee, in the case of exercises pursuant to section 6.6(c)) unless the Committee, in its discretion, provides otherwise pursuant to Section 4.5 of the Plan.  Options settled for a cash payment in lieu of Shares shall be for an amount of cash equal to the excess of (a) the Fair Market Value at the time of exercise of the number of the Shares of Stock to be settled in cash; over (b) the total Exercise Price for such Shares established by the Committee; reduced by (c) withholding for all applicable taxes.

ARTICLE 7.
STOCK APPRECIATION RIGHTS

          7.1       Grant of Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee.

          7.2       Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

          7.3       Payment of SAR Amount.  Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 7.5 below) determined by multiplying:

(a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the Exercise Price (determined at Section 6.3) by

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

          7.4       Form of Payment.  The exercise of SARs shall be settled by a cash payment to the Participant unless the Committee, in its discretion, provides otherwise pursuant to Section 4.5 of the Plan.  SARs settled by the delivery of Shares in lieu of a cash payment shall be for a number of Shares equal to (a) the amount of the cash payment to be settled in Shares; reduced by (b) withholding for all applicable taxes; and then divided by (c) the Fair Market Value of a share of Stock at the date of exercise.

          7.5       Limit on Appreciation.  At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

          7.6       Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3.

          7.7       Term of SAR.  The term of an SAR granted under the Plan shall not exceed 20 years.

          7.8       Termination of Employment.  In the event the employment of a Participant is terminated by reason of death, Disability, Cause, retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 6.8 and 6.9 herein.

          7.9       Nontransferability of SARs.  Except as otherwise provided by the Committee in the applicable Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant only by the Participant or during the period that the Participant is under a legal disability by the Participant’s guardian or legal representative.

ARTICLE 8.
STOCK AWARDS

          8.1       Grant of Stock Award.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards to a Participant.  A Stock Award is a grant of shares of Stock or a right to receive shares of Stock in the future with such grant subject to one or more of the following as determined by the Committee:

(a) The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b) The grant shall be contingent on the achievement of performance or other objectives during a specified period.

          (c)        The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Stock Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

          8.2       Restrictions on Awards.  The Committee may designate a Stock Award granted to any Participant as Performance-Based Compensation.  To the extent required by Code Section 162(m), any Stock Award so designated shall be conditioned on the achievement of one or more performance objectives.  The performance objectives shall be based on the Performance Measures selected by the Committee.  For Awards under this Article 8 intended to be Performance-Based Compensation, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

          8.3       Award Agreement.  Each Stock Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction (if any), the type of Stock Award, the number of shares of Stock granted under such Award and such other provisions as the Committee shall determine.

          8.4       Nontransferability of Stock Awards.  Except as otherwise provided in this Article 8, the Stock Awards granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Award Agreement.  All rights with respect to the Stock Award granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or during the period that the Participant is under a legal disability by the Participant’s guardian or legal representative.

          8.5       Other Restrictions.  The Committee shall impose such other restrictions on the Stock Awards granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          8.6       Certificate Legend.  Except as otherwise provided by the Committee, in addition to any legends placed on certificates pursuant to Section 8.5 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Corus Bankshares, Inc. Equity Award and Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an Award Agreement dated _____________.  A copy of the Plan, such rules and procedures, and such Award Agreement may be obtained from the Secretary of Corus Bankshares, Inc.”

          8.7       Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.6 removed from his Stock certificate.

          8.8       Voting Rights.  Except as otherwise provided by the Committee, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares to the same extent as would have been applicable to the Participant if the Participant was then vested in the Shares; provided, however, that the Participant shall not be entitled to vote the Shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Shares.

          8.9       Dividends and Other Distributions.  Except as otherwise provided by the Committee, during the Period of Restriction, a Stock Award will provide the Participant with the right to receive all dividends and other distributions paid with respect to those Shares subject to the Stock Award at the same time such dividends are paid to the Company’s shareholders and such dividends and other distributions may be settled in cash or Stock, as determined by the Committee; provided, however, that no dividends shall be payable to or for the benefit of the Participant for Shares subject to the Stock Award with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Shares.  Except as otherwise provided by the Committee, if any such dividends or distributions are paid in shares of Stock, such Shares shall be subject to the same restrictions on transferability as the Shares subject to the Stock Award with respect to which they were paid.

          8.10     Termination of Employment Due to Death or Disability.  Except as otherwise provided by the Committee:

          (a)       In the event a Participant’s employment is terminated because of death during the Period of Restriction, any remaining Period of Restriction applicable to a Restricted Stock Award pursuant to Section 8.4 herein shall automatically terminate and, except as otherwise provided in Section 8.5, the Shares subject to the Restricted Stock Award shall thereby be free of restrictions and fully transferable.

          (b)        In the event a Participant’s employment terminates because of Disability, all Non-Vested Shares (as defined below) shall remain outstanding (and dividends shall accrue on such shares while they are outstanding), subject to the following:  If the Participant survives until the two-year anniversary of such termination of employment, all of the Non-Vested Shares and any accrued dividends thereon shall be forfeited on such two-year anniversary.  However, if after termination of employment because of Disability, the Participant dies prior to the two-year anniversary of the date of such termination, all of the Non-Vested Shares shall thereby be free of restrictions and fully transferable and any accrued dividends on such Non-Vested Shares shall be paid to the Participant’s estate.  For purposes of this paragraph (b), if a Participant’s employment terminates by reason of Disability, the Participant’s “Non-Vested Shares” shall be those shares of Restricted Stock previously granted to the Participant as to which the Period of Restriction has not ended on or before such termination.

          8.11     Termination of Employment for Other Reasons.  Except as otherwise provided by the Committee, in the event that a Participant terminates his employment with the Company for any reason other than for Death or Disability as set forth in Section 8.10 herein, during the Period of Restriction, then any Shares subject to the Stock Award still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares subject to the Stock Award as it deems appropriate.

ARTICLE 8A.
CASH INCENTIVE AWARDS

          8A.1    Cash Incentive Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash Incentive Awards to such Participants and in such amounts as it shall determine.  A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee.  The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.  The Committee may designate a Cash Incentive Award granted to any Participant as Performance-Based Compensation as that term is used in Code Section 162(m).  To the extent required by Code Section 162(m), any such Award so designated shall be conditioned on the achievement of one or more Performance Measures, as selected by the Committee.  For Cash Incentive Awards under this Section 8A.1 intended to be Performance-Based Compensation, the grant of such Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

ARTICLE 9.
BENEFICIARY DESIGNATION

          9.1       Beneficiary Designation.  If any rights of the Participant or benefits distributable to the Participant under the Plan have not been exercised or distributed, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed, during the Participant’s lifetime, with the Company in such form and at such time as the Company shall require.  Each designation will revoke all prior designations by the same Participant.  If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under the Plan or before the complete distribution of benefits to the Designated Beneficiary under the Plan, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

ARTICLE 10.
RIGHTS OF EMPLOYEES

          10.1     Participation.  No employee shall have a right to be selected as a Participant, or having been so selected, to be selected again as a Participant.  Neither a Participant nor any other Person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any Person.

          10.2     Employment.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

ARTICLE 11.
CHANGE IN CONTROL

          11.1     In General.  Subject to the provisions of paragraph 4.2(d) (relating to the adjustment of Shares), and except as otherwise provided in the Plan or an Award Agreement reflecting the applicable Award:

           (a)        If a Participant who is employed by the Company or a Subsidiary at the time of a Change in Control then holds one or more outstanding Options, all such Options then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options).

           (b)        If a Participant who is employed by the Company or a Subsidiary at the time of a Change in Control then holds one or more outstanding SARs, all such SARs then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs).

           (c)        If a Participant who is employed by the Company or a Subsidiary at the time of a Change in Control then holds one or more Stock Awards, all such Stock Awards shall become fully vested on the date of the Change in Control; provided that, if the amount of the Award or the vesting is to be determined based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

ARTICLE 12.
AMENDMENT, MODIFICATION, AND TERMINATION

          12.1    Amendment, Modification, and Termination.  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan.  However, without the approval of the shareholders of the Company no such termination, amendment or modification may:

(a) Increase the total number of shares of Stock which may be issued under this Plan, either in the aggregate or to an individual, except as provided in Section 4.2(d) herein;

(b) Change the class of employees eligible to participate in the Plan; or

(c) Change the provisions of the Plan regarding Option Exercise Price.

          12.2    Awards Previously Granted.  No termination, amendment or modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant, unless such action is necessary to ensure that Section 409A of the Code does not apply to the Plan.

ARTICLE 13.
WITHHOLDING

          13.1       Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Company may condition the delivery of any cash, Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

          13.2       Stock Withholding Elections.  Due to the exercise of a (a) Nonqualified Stock Option, (b) lapse of restrictions on Stock Awards, or (c) the issuance of any other Stock Award under the Plan, a Participant may make an irrevocable election to (i) surrender to the Company shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such Shares under this clause (i) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), or (ii) surrender to the Company shares of Stock (by actual delivery or attestation) which the Participant already owns, provided, however, that to the extent Shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with Shares in accordance with this clause (ii) shall be limited to Shares held by the Participant for not less than six months prior to the payment date.  Such elections must be made by a Participant on or prior to the date of exercise.  The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under the Plan that the right to make elections shall not apply to such Awards.

ARTICLE 14.
INDEMNIFICATION

          14.1       Indemnification.  Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall neither be exclusive of nor exceed any other rights of indemnification to which such Persons may be entitled under the Company’s Articles of Incorporation, Bylaws or indemnification agreements, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15.
SUCCESSORS

          15.1       Successors.  This Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any Person acquiring, whether by direct or indirect merger, consolidation, purchase of assets and/or stock, or otherwise, all or substantially all of the business and/or assets of the Company.

ARTICLE 16.
REQUIREMENTS OF LAW

          16.1       Requirements of Law.  The granting of Awards and the issuance of shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required.

          16.2       Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.